Exhibit 99.1

Farmer Brothers reports first quarter fiscal 2024 financial results and publishes quarterly shareholder letter
Fiscal Q1 2024 net sales of $81.9 million
Gross margin increase of 380 basis points year-over-year to 37.6%
Progress on key business transition initiatives and reorganization efforts position company for long-term growth and profitability

NORTHLAKE, Texas, Nov. 9, 2023 – Farmer Brothers (NASDAQ: FARM) today reported its first quarter fiscal 2024 financial results for the period ended Sept. 30, 2023. The company filed its 10-Q and published its quarterly shareholder letter, which contains additional details regarding the results. Both of those documents, along with its current investor presentation, can be found on the investor relations section of the company’s website.
“Farmer Brothers executed well in the fiscal first quarter as we continue to transition our focus solely to our largest and most profitable business – direct store delivery,” said Farmer Brothers Interim Chief Executive Officer John Moore. “We are taking the internal steps necessary to strengthen our balance sheet, reduce our overall cost structure and increase our gross margins. We were pleased to begin to see positive results thanks to these efforts during the first quarter.
Supported by favorable coffee pricing trends, we expect we will continue to see momentum and improving results throughout the fiscal year. We believe we are on track to achieve our goal of positive free cash flow in early fiscal 2025, setting the stage for a revitalized Farmer Brothers and creating long-term shareholder value.”
Investor Conference Call
The company will host an audio-only investor conference call today, Thursday, Nov. 9, 2023, at 5 p.m. Eastern to review its financial results for the fiscal first quarter.
Interested parties may access the webcast via the Investor Relations section of the Farmer Brothers’ website. Participants who pre-register will receive an email with dial-in information, which will allow them to bypass the live operator. A replay of the webcast will be available shortly after and for at least 30 days on the Investor Relations section of the Farmer Brothers’ website.
A copy of the company’s 10-Q and corresponding materials are available on the Investor section of the company’s website, as well as the SEC website.
About Farmer Brothers
Founded in 1912, Farmer Brothers is a national coffee roaster, wholesaler, equipment servicer and distributor of coffee, tea and culinary products. The company’s product lines, include organic, Direct Trade and sustainably produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices and baking/biscuit mixes, Farmer Brothers delivers extensive beverage planning services and culinary products to its U.S.-based customers. It serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers, such as restaurant, department and convenience store chains, hotels, casinos, healthcare facilities and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products, and foodservice distributors.
The company’s primary brands include Farmer Brothers, Cain’s, China Mist, West Coast Coffee and Boyd’s.

Forward-looking statements
This press release and other documents we file with the Securities and Exchange Commission (SEC) contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our financial condition, our products, our business strategy, our beliefs, our management’s assumptions, the search for a successor CEO and the anticipated benefits to the Company as a result of the CEO transition, including the expected results following the transition. These forward-looking statements can be identified by the use of words such as, “anticipates,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “could,” “may,” “assumes” and other words of similar meaning. These statements are based on management’s beliefs, assumptions, estimates and observations of future events based on information available to our management at the time the statements are made and include any statements that do not relate to any historical or current fact. These statements are not guarantees of future performance and they involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward-looking statements due in part to the risks, uncertainties and assumptions set forth in this press release and Part I, Item 1A of our annual report on Form 10-K for the fiscal year ended June 30, 2022 filed with the SEC on Sept. 2, 2023 (2023 Form 10-K), as amended by Amendment No. 1 to the 2023 Form 10-K, filed with the SEC on Oct. 27, 2022, as well as other factors described from time to time in our filings with the SEC.
Given these risks and uncertainties, you should not rely on forward-looking statements as a prediction of actual results. Any or all of the forward-looking statements contained in this press release and any other public statement made by us, including by our management, may turn out to be incorrect. We are including this cautionary note to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for forward-looking statements. We expressly disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required under federal securities laws and the rules and regulations of the SEC.

Investor Relations Contact
Ellipsis
Investor.relations@farmerbros.com
646-776-0886
Media contact
Brandi Wessel
Director of Communications
405-885-5176
bwessel@farmerbros.com